UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2014 (March 11, 2014)

Jos. A. Bank Clothiers, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Hanover Pike, Hampstead, Maryland		21074
(Address of principal executive offices)		(Zip Code)

(410) 239-2700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 11, 2014, by and among Jos. A. Bank Clothiers, Inc. (the “Company”), The Men’s Wearhouse, Inc. (“Parent”) and Java Corp, a wholly owned subsidiary of Parent, each of the Company, Parent and Robert N. Wildrick, the Chairman of the Board of Directors of the Company, entered into a binding term sheet (the “Term Sheet”) with respect to the compensation of Mr. Wildrick and the obligations of the Company under that certain Consulting Agreement (the “Consulting Agreement”), dated as of September 9, 2008 between Mr. Wildrick and the Company, as amended, and certain other agreements of Mr. Wildrick, the Company and Parent. The Term Sheet generally provides that (i) pursuant to the existing Consulting Agreement, Mr. Wildrick will be paid $1,800,000 in respect of consulting services he has provided through March 8, 2014 in excess of those required under the Consulting Agreement, (ii) the amount of such additional fees Mr. Wildrick may earn between March 11, 2014 and the consummation of the transactions contemplated by the Merger Agreement is limited to $500,000 and (iii) Mr. Wildrick will be subject to a non-competition covenant for the two year period following the closing of the transactions contemplated by the Merger Agreement (for which covenant Mr. Wildrick will receive a payment of $3,500,000, of which $1,000,000 is payable upon the closing of the transactions contemplated by the Merger Agreement and the remainder is payable in equal installments over the term of the covenant). The Term Sheet is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2014, pursuant to the Merger Agreement, the Company implemented a transaction retention plan, pursuant to which selected participants are eligible to receive cash retention bonuses in the event they continue in employment with the Company through, and for a 90 day period (75 days for Mr. Black) following, the closing of the transactions contemplated by the Merger Agreement (subject to earlier payment in the event of certain terminations of employment following such closing). Under the transaction retention plan, Mr. Black is eligible to receive $1,500,000; Mr. Hensley is eligible to receive $500,000; Mr. Merry is eligible to receive $500,000; Mr. Thorne is eligible to receive $300,000; and Mr. Ullman is eligible to receive $1,000,000.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Term Sheet, dated as of March 11, 2014, by and between Robert N. Wildrick, Jos. A. Bank Clothiers, Inc. and The Men’s Wearhouse, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Jos. A. Bank Clothiers, Inc.

By:	/s/ Charles D. Frazer
Name:	Charles D. Frazer
Title:	Senior Vice President – General Counsel

Date: March 14, 2014

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Term Sheet, dated as of March 11, 2014, by and between Robert N. Wildrick, Jos. A. Bank Clothiers, Inc. and The Men’s Wearhouse, Inc.

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